As filed with the Securities and Exchange Commission on February 17, 2004
Registration No. 333-76498

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 7 TO

FORM S-11
REGISTRATION STATEMENT
Under
the Securities Act of 1933

G REIT, INC.

(Exact name of registrant as specified in governing instruments)

1551 N. Tustin Avenue

Suite 200
Santa Ana, California 92705
(Address of principal executive offices)

Anthony W. Thompson

1551 N. Tustin Avenue
Suite 200
Santa Ana, California 92705
(877) 888-7348
(Name and address of agent for service)

With copies to:

Louis J. Rogers, Esquire
Hirschler Fleischer
The Federal Reserve Bank Building
701 E. Byrd Street, 15th Floor
Richmond, Virginia 23219
(804) 771-9567
and
Andrea R. Biller, Esquire
1551 N. Tustin Avenue
Suite 200
Santa Ana, California 92705
(877) 888-7348

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.     ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.     ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

Deregistration of Shares of Common Stock

      Pursuant to our registration statement, as amended, G REIT, Inc. registered 21,000,000 shares of our common stock with the Securities and Exchange Commission under the Securities Act of 1933, as amended, including 1,000,000 shares to be issued in accordance with our dividend reinvestment program.

      The registration statement was declared effective on July 22, 2002. We have now terminated this offering and are filing this post-effective amendment no. 7 to the registration statement in order to withdraw from registration certain securities covered by the registration statement which remain unsold.

      Of the 21,000,000 shares of common stock, 19,987,934 were sold and 357,381 were issued in accordance with our dividend reinvestment program. Accordingly, we hereby amend our registration statement to withdraw from registration 654,685 shares of our common stock.

SIGNATURE PAGE

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on February 17, 2004.

G REIT, INC.

By:	/s/ ANTHONY W. THOMPSON

Anthony W. Thompson,
President, Chief Executive Officer, and Director

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 7 to the Registration Statement, has been signed below on February 17, 2004 by the following persons in the capacities indicated.

Signature	Title

/s/ ANTHONY W. THOMPSON Anthony W. Thompson	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ DIANA M. LAING Diana M. Laing	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ W. BRAND INLOW W. Brand Inlow	Director

/s/ EDWARD A. JOHNSON Edward A. Johnson	Director

/s/ D. FLEET WALLACE D. Fleet Wallace	Director

/s/ GARY T. WESCOMBE Gary T. Wescombe	Director